Exhibit 5.1 Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

April 17, 2026

Board of Directors
The York Water Company
130 East Market Street
York, PA  17401

Opinion of Counsel Re:  Legality of Securities Registered

Ladies and Gentlemen:

We have acted as counsel to The York Water Company, a Pennsylvania corporation (the “Corporation”), in connection with the proposed issuance and sale in an underwritten public offering (the “Offering”) of an aggregate of 1,750,000 shares (including up to 228,261 shares issuable upon exercise of the underwriters’ option to purchase additional shares) (the “Shares”) of its common stock, no par value, pursuant to that certain Underwriting Agreement dated April 16, 2026 (the “Underwriting Agreement”) by and between the Corporation, on the one hand, and Huntington Securities, Inc., as underwriter, on the other hand.

We refer to the registration statement on Form S-3 (Registration Statement No. 333-283488) with respect to the Shares being sold by the Corporation in the Offering (the “Registration Statement”), which Registration Statement was filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 26, 2024 and became effective on December 9, 2024.  The final prospectus supplement dated April 16, 2026 (the “Prospectus Supplement”), which together with the accompanying prospectus dated December 9, 2024 filed with the Registration Statement, has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

In so acting, we have examined (i) the Registration Statement, including the exhibits thereto, (ii) the Articles of Incorporation of The York Water Company, effective as of May 30, 2010, (iii) the Amended and Restated By-laws of The York Water Company, effective as of January 23, 2012, (iv) certain resolutions of the Board of Directors of the Corporation, (v) the Underwriting Agreement and (vi) corporate records and documents related to the Corporation, certificates of the Corporation and public officials, and such other records, agreements and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the legal capacity of all natural persons whose signatures appear on any document, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered in the Offering on behalf of the Corporation against payment therefor as described in the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania, each as in effect on the date hereof.

ABU DHABI ♦ ATHENS ♦ BEIJING ♦ CENTURY CITY ♦ CHICAGO ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG ♦ HOUSTON ♦ KAZAKHSTAN ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH
NEW YORK ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH ♦ PRINCETON ♦ RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

Board of Directors April 17, 2026 Page 2
At your request, this opinion is being furnished to you for filing as an exhibit to the Corporation’s Current Report on Form 8‑K filed on the date hereof.  We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Reed Smith LLP

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